As Filed with the Securities and Exchange Commission on August 22, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1603252 (IRS Employer Identification No.)

906 Murray Road

East Hanover, NJ 07869

(973) 428-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

FGI INDUSTRIES LTD. 2021 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

John Chen

Executive Chairman

FGI Industries Ltd.

906 Murray Road

East Hanover, NJ 07869

(973) 428-0400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman

Charles D. Lange

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, Minnesota 55402

(612) 776-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of FGI Industries Ltd. (the “Company”) to be offered under the Company’s 2021 Equity Incentive Plan (the “2021 Equity Plan”). The Company has earlier filed registration statements on Form S-8 (File No. 333-262353) relating to the 2021 Equity Incentive Plan (the “Earlier Registration Statement”).  Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statement is incorporated herein by reference. This Registration Statement is being filed by the Registrant to register the issuance of an additional 1,103,729 Ordinary Shares of the Registrant, which consist of Ordinary Shares that have become available for delivery with respect to awards under the 2021 Equity Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the 2021 Equity Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Exhibit

4.1

Second Amended and Restated Memorandum and Articles of Association of FGI Industries Ltd., effective January 27, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022).

4.3

FGI Industries Ltd. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 3, 2022) (File no. 333-259457).

5.1*	Opinion of Travers Thorp Alberga

23.1*	Consent of Marcum LLP, independent registered public accounting firm for FGI Industries Ltd.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Powers of Attorney (included as part of the signature page hereto)

107*	Filing Fee Table

* Filed herewith.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hanover, State of New Jersey, on August 22, 2024.

FGI Industries Ltd.

By:	/s/ David Bruce
David Bruce
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Bruce and John Chen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on August 22, 2024.

Signature	Title

/s/ David Bruce	Chief Executive Officer and President (Principal Executive Officer) and Director
David Bruce

/s/ Perry Lin	Chief Financial Officer (Principal Financial and Accounting Officer)
Perry Lin

/s/ John Chen	Executive Chairman and Director
John Chen

/s/ Todd Heysse	Director
Todd Heysse

/s/ Kellie Zesch Weir	Director
Kellie Zesch Weir

/s/ Anagha Apte	Director
Anagha Apte

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